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                                                                    EXHIBIT 23.3



The Board of Directors
Annuity and Life Re (Holdings), Ltd.





We consent to the use of our report included herein and to the reference to our firm in the prospectus, under the heading "Experts".



/s/ KPMG Peat Marwick


Chartered Accountants
Hamilton, Bermuda
April 7, 1998